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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Flowserve Corporation of our report dated February 10, 2000, included in the 1999 Annual Report to Shareholders of Flowserve Corporation.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-28497) pertaining to the 1989 Stock Option Plan, (Form S-8 No. 333-82081) and (Form S-8 No. 33-28497) pertaining to the Flowserve Corporation Retirement Savings Plan (formerly the Duriron Company, Inc. Savings and Thrift
Plan), (Form S-8 No. 333-50667) pertaining to the BW/IP, Inc. 1996 Long-Term Incentive Plan, the BW/IP, Inc. 1996 Directors' Stock and Deferred Compensation Plan, the BW/IP International, Inc. 1992 Long-Term Incentive Plan and the BW/IP Holding, Inc. Non-Employee Directors' Stock Option Plan of our reports dated February 10, 2000, with respect to the consolidated financial statements and schedule of Flowserve Corporation included or incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1999.



/s/ Ernst & Young LLP

Dallas, Texas
March 20, 2000